Exhibit 99.j(1)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" and "General Information" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment No. 24 to the Registration Statement (Form N-1A, No. 333-123257) of Market Vectors ETF Trust and to the incorporation by reference of our report dated March 4, 2008 on Market Vectors- Agribusiness ETF, Market Vectors- Environmental Services ETF, Market Vectors- Global Alternative Energy ETF, Market Vectors- Gold Miners ETF, Market Vectors- Nuclear Energy ETF, Market Vectors- Russia ETF, and Market Vectors- Steel ETF (seven of the Funds of Market Vectors ETF Trust) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2007.


                                                   /s/ Ernst & Young LLP
                                                   ---------------------
                                                   ERNST & YOUNG LLP

New York, NY
April 21, 2008